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                                                               EXHIBIT (23)(c)

            [LETTERHEAD OF THOMPSON, HINE AND FLORY APPEARS HERE]


                                  June 10, 1994

KeyCorp
127 Public Square
Cleveland, Ohio 44114


Ladies and Gentlemen:

       We hereby consent to the quotation of our opinion under the heading "United States Federal Income Taxation" in the Prospectus Supplement filed as a part of KeyCorp's Amendment No. 2 to Registration Statement on Form S-3, filed with the Securities and Exchange Commission on June 10, 1994, and to the use of our name therein.

                                  Very truly yours,


                               /s/Thompson, Hine and Flory